Exhibit 21.1

THE HOWARD HUGHES CORPORATION

LIST OF SUBSIDIARIES

4 Waterway Holdings, LLC	Delaware
110 Holding, LLC	Delaware
110 Wacker, LLC	Delaware
170 Retail Associates, Ltd.	Texas
170 Retail Holding, LLC	Delaware
9303 New Trails Holdings, LLC	Delaware
ACB Parking Business Trust	Maryland
Alameda Plaza, LLC	Delaware
AllenTowne Mall, LLC	Delaware
American City Building Corporation	Maryland
Beverage Operations, Inc.	Texas
Bridgeland Development, LP	Maryland
Bridgeland GP, LLC	Delaware
Bridgeland Partner, LLC	Maryland
Bridges at Mint Hill, LLC	Delaware
Bridges at Mint Hill Member, LLC	Delaware
Century Plaza L.L.C.	Delaware
Clover Acquisitions LLC	Delaware
Cottonwood Mall, LLC	Delaware
Cottonwood Square, LLC	Delaware
Cypress LA, LLC	Delaware
Elk Grove Town Center L.L.C.	Delaware
Elk Grove Town Center, L.P.	Delaware
Emerson Land Business Trust	Maryland
Emerson Land, LLC	Delaware
Fairwood Commercial Development Corporation	Maryland
Fairwood Commercial Development Holding, LP	Maryland

Fairwood Commercial Development Limited Partnership	Maryland
Fairwood Commercial Front Foot Benefit Company, LLC	Maryland
FV-93 Limited	Texas
Gateway Overlook III Business Trust	Maryland
GG DR, L.L.C.	Illinois
Greengate Mall, Inc.	Pennsylvania
Harper’s Choice Business Trust	Maryland
Hex Holding, LLC	Delaware
Hexalon Real Estate, LLC	Delaware
HHMK Development, LLC	Delaware
Howard Hughes Properties, Inc.	Nevada
Howard Hughes Management, Co. LLC	Delaware
HRD Parking Deck Business Trust	Maryland
HRD Parking, Inc.	Maryland
Kapiolani Residential LLC	Delaware
Land Trust No. 89433	Hawaii
Land Trust No. 89434	Hawaii
Land Trust No. FHB-TRES 200601	Hawaii
Land Trust No. FHB-TRES 200602	Hawaii
Landmark Mall L.L.C.	Delaware
LRVC Business Trust	Maryland
Merchantwired Interest, Inc.	Maryland
MerchantWired, LLC	Delaware
Merriweather Post Business Trust	Maryland
Natick Residence LLC	Delaware
Oakland Ridge Industrial Development Corporation	Maryland
Parcel C Business Trust	Maryland
Parcel D Business Trust	Maryland
Parcel D Development LLC	Delaware

Parcel D Property LLC	Delaware
Parke West, LLC	Delaware
Price Development TRS, Inc.	Delaware
Princeton Land East, LLC	Delaware
Princeton Land, LLC	Delaware
Red Rock Investment, LLC	Nevada
Redlands Land Acquisition Company L.L.C.	Delaware
Redlands Land Acquisition Company L.P.	Delaware
Rio West L.L.C.	Delaware
Riverwalk Marketplace (New Orleans), LLC	Delaware
Seaport Marketplace Theatre, LLC	Maryland
Seaport Marketplace, LLC	Maryland
South Street Seaport Limited Partnership	Maryland
Stewart Title of Montgomery County Inc.	Texas
Stone Lake, LLC	Maryland
Summerlin Centre, LLC	Delaware
Summerlin Corporation	Delaware
Summerlin Hospital Medical Center, L.P.	Delaware
THC-HRE, LLC	Maryland
The Howard Hughes Company, LLC	Delaware
The Howard Research And Development Corporation	Maryland
The Hughes Corporation	Delaware
The Woodlands Beverage, Inc.	Texas
The Woodlands Brokerage, LLC	Texas
The Woodlands Commercial Brokerage Company, L.P.	Texas
The Woodlands Commercial Properties Company, LP	Texas
The Woodlands Corporation	Delaware
The Woodlands Custom Residential Sales, LLC	Texas

The Woodlands Custom Sales, LP	Texas
The Woodlands Land Development Company, L.P.	Texas
The Woodlands Operating Company, L.P.	Texas
Timbermill-94 Limited	Texas
Town Center Development Company GP, LLC	Texas
Town Center Development Company, LP	Texas
Town Center East Business Trust	Maryland
Town Center East Parking Lot Business Trust	Maryland
TWC Commercial Properties, LLC	Delaware
TWC Commercial Properties, LP	Delaware
TWC Land Development, LLC	Delaware
TWC Land Development, LP	Delaware
TWC Operating, LLC	Delaware
TWC Operating, LP	Delaware
TWCPC Holdings GP, LLC	Texas
TWCPC Holdings, L.P.	Texas
TWLDC Holdings GP, LLC	Texas
TWLDC Holdings, LP	Texas
Victoria Ward Center L.L.C.	Delaware
Victoria Ward Entertainment Center L.L.C.	Delaware
Victoria Ward Services, Inc.	Delaware
Victoria Ward, Limited	Delaware
VW Condominium Development, LLC	Delaware
Volo Land, LLC	Delaware
Ward Gateway-Industrial-Village, LLC	Delaware
Ward Plaza-Warehouse, LLC	Delaware
Waterway Ave Partners, L.L.C.	Texas
WECCR General Partnership	Texas
WECCR, Inc.	Texas

West Kendall Holdings, LLC	Maryland
Westlake Retail Associates, Ltd.	Texas
Westlake Retail Holding, LLC	Delaware
Wincopin Restaurant Business Trust	Maryland
Woodlands Acquisition, LLC	Texas
Woodlands Office Equities-95, Ltd.	Texas
Woodlands Sarofim #1, Ltd.	Texas